EXHIBIT 99.1

Cordia Bancorp Inc. Reports 2013 Earnings

Foundation Completed for Bank of Virginia Growth in 2014

MIDLOTHIAN, Va., March 5, 2014 (GLOBE NEWSWIRE) -- Cordia Bancorp Inc. (the "Company") (Nasdaq:BVA), parent company of Bank of Virginia (the "Bank"), reported net income of $696 thousand or $0.27 per share for the year ended December 31, 2013, compared to a net loss of $544 thousand or ($0.32) per share for the year ended December 31, 2012.

2013 Highlights

  Completion of merger of Cordia Bancorp and Bank of Virginia in March 2013.
  Four quarters of profitability in 2013 - after losses in four previous years.
  Double digit increase in assets for second consecutive year.
  82% reduction in substandard loans in past nine quarters.
  Highest % increase in deposits among 47 financial institutions headquartered in the greater Richmond Virginia MSA in 2013 – an increase of 37% from 2012 to 2013.
  A decrease in cost of funds from 1.45% in 2012 to 0.84% in 2013.
  Lifting of our Written Agreement with regulators in August 2013.
  Availability for future recovery of $6.0 million of deferred tax asset value.

Chief Executive Officer Jack Zoeller stated, "2013 was a game-changing year for Cordia and Bank of Virginia. We took some first steps forward in our growth strategy, after several years of rebuilding the bank's credit portfolio, culture and management. As we enter 2014, we are poised for a significant new phase of growth."

Mr. Zoeller added, "We are grateful to our shareholders, customers and employees for their substantial support these past few years. Our board and management remain stable and committed to achieving our shared goals."

Financial Highlights

  Asset Growth. Total assets were $235.1 million at December 31, 2013, compared to $178.7 million at December 31, 2012. Total loans held for investment increased 54%, to $174.0 million at December 31, 2013, from $113.1 million at December 31, 2012. During 2013 the Company originated $61.4 million of new and renewed loans and also purchased $59.7 million of student loans that are approximately 98% guaranteed by the U.S. Department of Education.

  Deposit Growth and Mix. Total deposits increased to $210.8 million at December 31, 2013, compared to $154.4 million at December 31, 2012. The Company continued to shift its retail deposit mix away from time deposits into transaction accounts. Total checking, money market and savings accounts increased 42%, to $83.5 million at December 31, 2013, from $58.9 million at December 31, 2012.

  Net Interest Income. Net interest income after provision for loan losses was $8.0 million for the year ended December 31, 2013 compared to $6.3 million for the year ended December 31, 2012.

  Asset Quality. Asset quality continued to improve, with total non-performing assets, net of accruing troubled debt restructurings, decreasing to $5.5 million, or 2.3% of assets, at December 31, 2013, from $7.2 million, or 4.1% of assets, at December 31, 2012. At year-end 2013, the Company had reserve equivalents (including the credit mark on purchased loans) totaling 1.40% of total outstanding loans, excluding guaranteed student loans.   There were no delinquencies on the Company's accruing originated loan portfolio at December 31, 2013.

  Tangible Book Value. Tangible book value per share increased to $4.74 at December 31, 2013, from $4.15 at December 31, 2012, due primarily to the March 29, 2013 share exchange between the Company and the Bank.

  Deferred Tax Asset. As of December 31, 2013, the Company had net deferred tax assets that were fully offset by a valuation allowance (netting to zero on the balance sheet). Of the total such assets, $6.0 million will be fully recovered on the balance sheet, if it is determined that realization of the full deferred tax asset is more-likely-than-not.

Operating Results

Net interest income after the provision for loan losses was $8.0 million for the year ended December 31, 2013, compared to $6.3 million for the year ended December 31, 2012. The increase in net interest income for the year ended December 31, 2013 as compared to the year ended December 31, 2012 was primarily the result of an increase in average earning assets of $57.8 million.

Net interest margin was 3.64% and 4.20% for the years ended December 31, 2013 and 2012, respectively. The decrease in net interest margin was primarily the result of a decrease in the yield on loans held for investment caused by the addition of the guaranteed student loan portfolio to the balance sheet in the first quarter of 2013 and the Company's held-for-sale residential mortgage program that was terminated in the second quarter of 2013. In addition, the cost of deposits decreased to 0.79% from 1.02% for the years ended December 31, 2013 and 2012, respectively, primarily through shifting the retail deposit mix away from time deposits into transaction accounts as well as lower cost time deposits. The Company balance sheet is in an asset sensitive position as of December 31, 2013.

Noninterest income decreased slightly from $338 thousand for the year ended December 31, 2012, compared to $336 thousand for the year ended December 31, 2013.

Noninterest expense increased from $7.4 million for the year ended December 31, 2012 to $7.7 million for the year ended December 31, 2013.  This increase was primarily due to the hiring of two new senior officers as well as loan administrative fees relating to the Bank's new guaranteed student loan program.

About Cordia Bancorp

Cordia Bancorp Inc. is a public bank holding company founded in 2009 seeking to invest in undervalued community banks and pursue organic and strategic growth in the Mid-Atlantic banking market.  Substantially all of the assets of Cordia consist of its investment in Bank of Virginia. Bank of Virginia provides retail banking services to individuals and commercial customers through four full-service and two ATM-only banking locations in the greater Richmond market, including Chesterfield and Henrico Counties and Colonial Heights, Virginia.

For more information about Cordia Bancorp and Bank of Virginia, visit our websites: www.cordiabancorp.com and www.bankofva.com

DISCLAIMER

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company's periodic filings with the Securities Exchange Commission. Pursuant to the Private Securities Litigation Reform Act of 1995, the Bank does not undertake to update forward-looking statements contained within this news release.

Cordia Bancorp
Consolidated Balance Sheets (unaudited)

(Dollars in thousands, except per share data)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 30, 2013	Dec. 31, 2012
Assets
Cash and due from banks	$ 5,290	$ 6,893	$ 3,756	$ 5,340	$ 4,234
Fed funds sold and Interest-bearing deposits	8,694	15,889	27,766	9,201	7,747
Total cash and cash equivalents	13,984	22,782	31,522	14,541	11,981
Securities available for sale, at fair value	24,567	29,807	22,105	17,182	18,511
Securities held to maturity	14,753	--	--	--	--
Restricted securities	1,074	1,071	1,134	1,124	1,156

Loans held for investment:
Commercial real estate	82,602	85,962	80,289	78,405	73,630
Commercial and industrial	21,208	20,388	21,273	23,384	23,488
Guaranteed student loans	55,427	51,293	52,957	34,696	--
Consumer and other	14,770	15,146	13,960	14,712	15,952
Total loans held for investment	174,007	172,789	168,479	151,197	113,070
Less: Allowance for loan losses	(1,489)	(1,517)	(1,562)	(1,583)	(2,110)
Net loans held for investment	172,518	171,272	166,917	149,614	110,960

Loans held for sale	--	--	--	59,761	28,949
Premises and equipment, net	4,464	4,512	4,287	4,327	4,392
Accrued interest receivable	1,655	1,335	1,132	1,097	419
Other real estate owned, net of valuation allowance	1,545	1,545	1,768	1,768	1,768
Other assets	588	648	655	953	560
Total assets	$ 235,148	$ 232,972	$ 229,520	$ 250,367	$ 178,696

Liabilities and stockholders' equity
Non-interest bearing deposits	22,845	21,719	21,338	20,786	19,498
Savings and interest bearing demand deposits	60,685	59,546	49,493	80,665	39,393
Time deposits, $100,000 and greater	76,231	75,023	79,795	70,080	41,395
Other time deposits	51,053	52,620	54,732	54,202	54,142
Total deposits	210,814	208,908	205,358	225,733	154,428

Accrued expenses and other liabilities	1,047	897	998	1,361	1,129
FHLB borrowings	10,000	10,000	10,000	10,000	10,000
Total Liabilities	221,861	219,805	216,356	237,094	165,557

Preferred stock
Common stock	28	28	28	28	21
Additional paid-in-capital	18,648	18,606	18,579	18,689	14,428
Retained deficit	(5,005)	(5,011)	(5,219)	(5,479)	(5,701)
Accumulated other comprehensive income	(384)	(456)	(224)	35	56
Non-controlling interest	--	--	--	--	4,335
Total stockholders' equity	13,287	13,167	13,164	13,273	13,139
Total liabilities and stockholders' equity	$ 235,148	$ 232,972	$ 229,520	$ 250,367	$ 178,696

Cordia Bancorp
Consolidated Statements of Income (unaudited)

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	December 31,
(Dollars in thousands, except per share data)	2013	2013	2013	2013	2012	2013	2012
Interest Income
Interest and fees on loans	$ 2,089	$ 2,182	$ 2,516	$ 2,579	$ 2,112	$ 9,366	$ 7,784
Investment securities	161	123	72	70	362	426	587
Interest on federal funds sold and deposits with banks	10	19	29	15	21	73	70
Total interest income	2,260	2,324	2,617	2,664	2,495	9,865	8,441

Interest Expense
Interest on deposits	412	415	426	391	381	1,644	1,529
Interest on FHLB Borrowings	40	42	41	41	5	164	23
Total interest expense	452	457	467	432	386	1,808	1,552

Net interest income	1,808	1,867	2,150	2,232	2,109	8,057	6,889
Provision for (benefit from) loan losses	(92)	(23)	7	127	383	19	588
Net interest income after provision for loan losses	1,900	1,890	2,143	2,105	1,726	8,038	6,301

Non-interest income
Service charges on deposit accounts	40	31	29	32	33	132	134
Net gain on sale of available for sale securities	--	--	--	--	(72)	--	(30)
Other fee income	46	51	36	35	40	168	148
Total non-interest income	86	82	65	67	1	300	252

Non-interest expense
Salaries and employee benefits	1,066	991	974	1,185	943	4,216	3,536
Professional services	161	67	211	62	204	501	521
Occupancy	138	137	145	145	167	565	664
Data processing and communications	139	140	144	125	149	548	518
FDIC assessment and bank fees	111	116	114	120	129	461	511
Loan expenses including OREO	92	86	114	31	67	323	235
Gain on sale of OREO	--	(36)	--	--	(86)	(36)	(86)
Supplies and equipment	75	66	64	69	85	274	363
Insurance	40	42	42	42	27	166	114
Directors fees	32	34	38	34	93	138	150
Marketing and business development	32	19	15	22	17	88	57
Other	95	102	86	115	212	398	696
Total non-interest expense	1,981	1,764	1,947	1,950	2,007	7,642	7,279

Consolidated net income (loss) before non-controlling interest	5	208	261	222	(280)	696	(726)
Less: Non-controlling interest in net income	--	--	--	--	(161)	--	(182)
Net income (loss)	5	208	261	222	(119)	696	(544)
					--
Earnings per share, basic and diluted	$ --	$ 0.07	$ 0.09	$ 0.08	$ (0.05)	$ 0.27	$ (0.32)
Weighted average shares outstanding, basic and diluted	2,773,320	2,775,802	2,775,802	2,778,677	2,380,000	2,602,357	1,705,112

Cordia Bancorp
Consolidated Financial Highlights (unaudited)	As of and for the
	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	December 31,
(Dollars in thousands, except per share data)	2013	2013	2013	2013	2012	2013	2012
Results of Operations
Interest income	$ 2,260	$ 2,324	$ 2,617	$ 2,664	$ 2,495	$ 9,865	$ 8,441
Interest expense	452	457	467	432	386	1,808	1,552
Net interest income	1,808	1,867	2,150	2,232	2,109	8,057	6,889
Provision (benefit) for loan losses	(92)	(23)	7	127	383	19	588
Net interest income after provision for loan losses	1,900	1,890	2,143	2,105	1,726	8,038	6,301
Non-interest income	86	82	65	67	1	300	252
Non-interest expense	1,981	1,764	1,947	1,950	2,007	7,642	7,279
Net income	$ 5	$ 208	$ 261	$ 222	$ (119)	$ 696	$ (544)

Earnings per share, basics and diluted	$ --	$ 0.07	$ 0.09	$ 0.08	$ (0.05)	$ 0.27	$ (0.32)
Weighted average shares outstanding, basic and diluted	2,773,320	2,775,802	2,775,802	2,778,677	2,380,000	2,602,357	1,705,112

Performance Ratios
Return on average assets	0.01%	0.35%	0.41%	0.42%	-0.28%	0.30%	-0.33%
Return on average equity	0.15%	6.39%	7.88%	6.34%	-3.13%	5.12%	-4.34%
Return on average tangible equity	0.15%	6.46%	7.97%	6.42%	-3.17%	5.18%	-4.41%
Efficiency ratio	104.59%	90.51%	87.90%	84.82%	95.12%	91.44%	101.93%

Yields and Rates
Yield on loans	4.82%	5.11%	5.55%	6.66%	7.27%	5.50%	6.88%
Yield on securities	2.14%	1.79%	1.70%	1.56%	8.68%	1.84%	3.22%
Yield on interest earning assets	4.13%	4.09%	4.23%	5.14%	6.21%	4.45%	5.15%
Cost of interest bearing deposits	0.89%	0.88%	0.82%	0.92%	1.12%	0.87%	1.15%
Cost of total deposits	0.80%	0.79%	0.75%	0.83%	0.99%	0.79%	1.02%
Cost of borrowings	1.60%	1.68%	1.64%	1.64%	1.53%	1.64%	0.71%
Cost of interest bearing liabilities	0.93%	0.92%	0.86%	0.96%	1.12%	0.91%	1.14%
Interest rate spread	3.21%	3.17%	3.38%	4.18%	5.10%	3.54%	4.01%
Net interest margin	3.30%	3.29%	3.48%	4.31%	5.25%	3.64%	4.20%

Capital
Total equity to total assets	5.65%	5.65%	5.74%	5.30%	7.35%	5.65%	7.35%
Tangible equity to total assets	5.59%	5.59%	5.67%	5.24%	7.26%	5.59%	7.26%
Book value per share	4.79	4.74	4.74	4.78	4.24	4.79	4.24
Tangible book value per share	4.74	4.69	4.69	4.72	4.15	4.74	4.15
Common shares outstanding	2,776,602	2,775,802	2,775,802	2,778,677	2,077,605	2,776,602	2,077,605

Average Balances
Loans	173,536	170,969	181,373	154,799	116,125	170,200	113,101
Securities	30,156	27,509	16,922	17,904	16,682	23,159	18,250
Earning assets	218,707	227,110	247,283	207,299	160,591	221,448	163,854
Total assets	231,435	235,067	254,765	213,728	171,508	233,140	166,577
Interest bearing deposits	184,920	188,526	208,433	170,621	136,629	188,206	132,846
Total deposits	206,981	210,395	228,571	189,147	154,478	208,868	149,872
FHLB borrowings	10,000	10,000	10,000	10,000	1,304	10,000	3,251
Interest bearing liabilities	194,920	198,526	218,433	180,621	137,933	198,206	136,097
Total equity	13,266	13,027	13,254	14,006	15,213	13,591	12,528
Tangible equity	13,123	12,875	13,093	13,836	15,034	13,434	12,335

Asset Quality
Net charge-offs	(65)	22	28	661	748	646	763
Net charge-off rate	-0.15%	0.05%	0.06%	1.71%	0.64%	0.38%	0.67%
Non-performing loans	3,934	4,054	3,980	4,490	5,471	3,934	5,471
Non-performing assets	5,479	5,599	5,748	6,258	7,239	5,479	7,239
Allowance for loan losses	1,489	1,517	1,562	1,583	2,110	1,489	2,110
Non-performing loans as a % of total loans held for investment	2.26%	2.35%	2.36%	2.97%	4.84%	2.26%	4.84%
Non-performing assets as a % of total assets	2.33%	2.40%	2.50%	2.50%	4.05%	2.33%	4.05%
Allowance for loan losses as a % of total loans held for investment	0.86%	0.88%	0.93%	1.05%	1.87%	0.86%	1.87%
Allowance for loan losses as a % of non-performing loans	37.85%	37.42%	39.25%	35.26%	38.57%	37.85%	38.57%

Cordia Bancorp
GAAP to Non-GAAP Reconciliations (unaudited)

The table below show the computations of tangible equity and tangible assets and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible quit to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation, or as substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

	As of and for the
	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	December 31,
(Dollars in thousands, except per share data)	2013	2013	2013	2013	2012	2013	2012
Tangible Equity and Tangible Assets (Period End)
Total shareholders' equity (GAAP)	$ 13,287	$ 13,167	$ 13,164	$ 13,273	$ 13,139	$ 13,287	$ 13,139
Less: intangible assets	139	148	157	166	175	139	175
Tangible Equity (non-GAAP)	$ 13,148	$ 13,019	$ 13,007	$ 13,107	$ 12,964	$ 13,148	$ 12,964

Total assets (GAAP)	$ 235,148	$ 232,972	$ 229,520	$ 250,367	$ 178,696	$ 235,148	$ 178,696
Less: intangible assets	139	148	157	166	175	139	175
Tangible assets (non-GAAP)	$ 235,009	$ 232,824	$ 229,363	$ 250,201	$ 178,521	$ 235,009	$ 178,521

Total equity to total assets (GAAP)	5.65%	5.65%	5.74%	5.30%	7.35%	5.65%	7.35%
Book value per share (GAAP)	$ 4.79	$ 4.74	$ 4.74	$ 4.78	$ 4.24	$ 4.79	$ 4.24
Tangible equity to tangible assets (non-GAAP)	5.59%	5.59%	5.67%	5.24%	7.26%	5.59%	7.26%
Tangible book value per share (non-GAAP)	$ 4.74	$ 4.69	$ 4.69	$ 4.72	$ 4.15	$ 4.74	$ 4.15

Tangible Equity and Tangible Assets (Average)
Total shareholders' equity (GAAP)	13,266	13,027	13,254	14,006	15,213	13,591	12,528
Less: intangible assets	144	153	162	171	180	157	193
Tangible Equity (non-GAAP)	$ 13,123	$ 12,875	$ 13,093	$ 13,836	$ 15,034	$ 13,434	$ 12,335

Total assets (GAAP)	231,435	235,067	254,765	213,728	171,508	233,140	166,577
Less: intangible assets	144	153	162	171	180	157	193
Tangible assets (non-GAAP)	$ 231,292	$ 234,915	$ 254,604	$ 213,558	$ 171,329	$ 232,983	$ 166,384

Total equity to total assets (GAAP)	5.73%	5.54%	5.20%	6.55%	8.87%	5.83%	7.52%
Book value per share (GAAP)	$ 4.78	$ 4.69	$ 4.77	$ 5.04	$ 5.20	$ 4.89	$ 3.90
Tangible equity to tangible assets (non-GAAP)	5.67%	5.48%	5.14%	6.48%	8.77%	5.77%	7.41%
Tangible book value per share (non-GAAP)	$ 4.73	$ 4.64	$ 4.72	$ 4.98	$ 5.11	$ 4.84	$ 3.81
CONTACT: Jack Zoeller, CEO
         Cordia Bancorp
         804-763-1301